Exhibit 10.24

JACKSON HEWITT TAX SERVICE INC.

2005 ANNUAL VOLUNTARY DEFERRED COMPENSATION PLAN

HIGHLIGHTS

•                 The Jackson Hewitt Tax Service Inc. 2005 Annual Voluntary Deferred Compensation Plan (the “Plan”) is a voluntary non-qualified plan and is independent of other retirement/deferral programs.  Eligible employees must execute a Deferred Compensation Agreement to participate in the Plan, a form of which agreement is attached hereto as Annex I.

•                 Certain members of management are eligible to participate in the Plan.  Such employees may elect to defer a portion of their pre-tax compensation earned during a fiscal year.  Employees may elect to defer up to 100% from their annual commission and up to 100% of their bonus.

•                 The Company has the right under the Plan to match the deferred contributions of participating employees.

•                 In exchange for the employees’ pretax contribution, Jackson Hewitt Tax Service Inc. agrees to pay the benefit payment in a lump sum or in annual installments with payments to commence based on the employees’ Participation Elections.  This benefit payment will be based on the actual rate of return of the investment alternatives the employees have selected and will depend on the amount and timing of their investment.  Benefits will be paid in accordance with the Participation Election Form.

•                 The Plan is unfunded and any compensation deferred under the Plan by participating employees represents at all times an unfunded and unsecured contractual obligation of Jackson Hewitt Tax Service Inc.  Participating employees and their beneficiaries will be unsecured creditors of the Jackson Hewitt Tax Service Inc. with respect to all obligations owed to any of them under the Plan.  Amounts payable under the Plan will be satisfied solely out of the general assets of Jackson Hewitt Tax Service Inc. subject to the claims of its creditors.

•                 There is no guaranteed rate of return.  The appreciation in the employees’ account will be tied to the performance of the investment alternatives that they select.  There is no guarantee that the investment objectives of the funds will be achieved and their account balance may be less than their original deferral amount.

•                 The employee will be given an opportunity to reallocate among the investment performance alternatives, view their account, statements and plan documents through the Company’s administrator for this plan, Brown Bridgman & Company.  They will later be given more information including a username and password for accessing their account after enrollment.

•                 If the employee dies prior to receiving payments, their beneficiaries will receive their account balance in a lump sum.

•                 If the employee dies after payments have commenced but before receiving all of the payments due, the remaining payments will be paid to their designated beneficiary as a lump sum.

INVESTMENT ALTERNATIVES

Amounts that the employees defer under the Plan will be credited to an account established by Jackson Hewitt Tax Service Inc. in their name.  The account will be credited with earnings based on the performance of various investment alternatives selected by the employee.

The employee will be able to reallocate on the administrators (Brown Bridgman & Company) website as often as they wish.

The employee may allocate their account balance among one or more of the investment alternatives that Jackson Hewitt Tax Service Inc. may designate from time to time, in any combination of whole percentages adding up to 100%.

IMPORTANT INFORMATION

The amount the employee contributes is pretax income and will not be part of their taxable income.  The amount they defer will be indicated in a separate section of their W-2 form.  Benefits that they or their beneficiary receives will be taxable as ordinary income in the year received.  However, deferred compensation amounts are subject to FICA and Medicare tax at time of deferral.

RISK FACTORS

•                 Under the Plan, participating employees are unsecured creditors of Jackson Hewitt Tax Service Inc with no rights in any assets in which Jackson Hewitt Tax Service Inc. may invest.

•                 The amount of their benefit is tied to a variable investment alternative with no guaranteed rate of return.  Please be aware that if the vehicles of investment that they elect show negative returns, it is possible that their account balance may be less than their original deferral amount.

•                 As with all benefit programs, Jackson Hewitt Tax Service Inc. may alter, amend, modify, suspend or terminate the Plan at any time in its discretion. If the Plan is terminated Participant benefit payments will be paid in accordance with the Participant’s Participation Election Form.

ANNEX I

JACKSON HEWITT TAX SERVICE INC.

FORM OF

DEFERRED COMPENSATION AGREEMENT

This DEFERRED COMPENSATION AGREEMENT (this “Agreement”) is made as of the date indicated on the signature page hereof by and between JACKSON HEWITT TAX SERVICE INC., and its subsidiaries and affiliates (collectively, the “Company”), and the employee identified on the signature page hereof (the “Participant”).

WHEREAS, the Participant wishes to make an irrevocable election to defer the receipt of a portion of his or her commission and/or bonus earned during the 2005 Fiscal Year, as such term is defined herein;

WHEREAS, the Company and the Participant wish to set forth herein certain terms and conditions applicable to the amounts deferred as provided herein;

WHEREAS, the Participant acknowledges that with respect to deferred amounts subject to the terms and conditions of this Agreement, the Participant will be an unsecured creditor of the Company with no ownership rights in any assets of any kind; and

WHEREAS, the Participant further acknowledges that, while he or she may make elections, subject to the terms and conditions of this Agreement, pursuant to which the balance of his or her Account (as defined herein) will be deemed to be allocated among the several Investment Alternatives (as defined herein) for purposes of measuring the increase or decrease in the value thereof, nothing contained herein shall require the Company to make an actual investment of assets corresponding to any amount of compensation deferred by the Participant;

NOW, THEREFORE, in consideration of the provisions contained in this Agreement and with reference to the foregoing recitals, the Company and the Participant agree as follows:

1.                Defined Terms.  As used in this Agreement, the following terms shall have the indicated meanings:

(a)               “Account” means the bookkeeping account maintained on the books and records of the Company to record Deferred Amounts and credits or debits thereto in accordance with this Agreement and any other terms of the Program.  An Account is established only for purposes of measuring a deferred benefit and not to segregate assets or to identify assets that may be used to make payments hereunder.

(b)              “Account Value” means the amount reflected on the books and records of the Company as the value of the Account at any date of determination, as determined in accordance with this Agreement.

(c)               “Beneficiaries” means the beneficiary or beneficiaries designated by the Participant to receive any payments in the event of the Participant’s death.  Such designation may be revoked or changed by the Participant at any time.  If the Participant does not designate a Beneficiary to which payments are to be made upon the Participant’s death, or if no Beneficiary survives the Participant, payments under this Agreement subsequent to the death of the Participant will be made to the Participant’s estate.  If a Beneficiary survives the Participant but dies prior to the completion of the payments contemplated to be made to that Beneficiary under this Agreement, the unpaid portion of such payments at the death of the Beneficiary shall be paid to the Beneficiary’s estate.

(d)              “Deferral Election” means an irrevocable election of the Participant to defer payment of a portion of his or her commission and/or bonus subject to the terms and conditions of the Program.

(e)               “Deferred Amount” means the amount of commission and/or bonus deferred by the Participant pursuant to a Deferral Election.

(f)               “Distribution Election” means an irrevocable election of the Participant as to (i) the year in which distribution of the Account Value will begin and (ii) the payment method to be used for distribution of the Account Value.

(g)              “Fiscal Year” means the fiscal year of the Company, commencing on May 1st of such year and ending on April 30th.

(h)              “Investment Performance Alternative” means the Investment Performance Alternatives made available from time to time for selection by the Participant to measure the return (positive or negative) to be attributed to Deferred Amounts.

(i)                “Program” means the 2005 Annual Voluntary Deferred Compensation Plan, the terms and conditions of the Participant’s participation in which are set forth in the 2005 Annual Voluntary Deferred Compensation Plan document and this Agreement.

(j)                “Subsidiary” means a corporation or other entity which is consolidated with the Company for financial statement purposes.

(k)               “Total Disability” means the inability to perform the normal duties of one’s occupation due to disability or sickness.

2.                Deferral Elections.

(a)               Acknowledgment of Deferral Election.  The Participant and the Company hereby acknowledge the Participant’s Deferral Election, made on or prior to the execution of this Agreement, to defer, in accordance with the terms and conditions of the Program, payment of specified dollar amounts of commission and/or bonus as indicated on the signature page hereof with respect to the 2005 Fiscal Year.

(b)              Subsequent Deferrals.  The terms of this Agreement shall apply to any Deferral Election by the Participant with respect to the 2005 Fiscal Year.  Any such subsequent Deferral Election shall be made by the Participant’s completion, execution and submission of a deferral election form prescribed for such purpose by the Company, in the manner established by the Company for subsequent Deferral Elections.  The Participant’s participation in the Program for the 2005 Fiscal Year, however, shall not confer on the Participant any right to participate in the Program, or in any similar program that may be established by the Company, with respect to any subsequent Fiscal Year, and the Participant’s eligibility so to participate will depend upon the satisfaction of eligibility criteria for such subsequent Years to be established by the Company in its sole discretion.

3.                The Account.

(a)               Credits and Charges to the Account.  The Deferred Amount for the 2005 Fiscal Year will be credited to the Account no later than 30 days after the date on which such amount would otherwise have been paid to the Participant.  The Account will be charged with any amount distributed to the Participant or any of his or her Beneficiaries.

(b)              Election of Investment Performance Alternatives.  The Participant agrees that the Account Value will be deemed allocated (for purposes only of determining the value of the Account), in minimum allocations of at least 1%, among one or more Investment Performance Alternatives as indicated on the Initial Investment Allocation Form (or such other form as may be prescribed for such purposes from time to time by the Company) submitted by the Participant to the Company and/or their administrator on or prior to the execution of this Agreement.  The Participant acknowledges that such deemed allocation is made exclusively for the purpose of determining the Account Value from time to time in accordance with this Agreement, and that the Company will have no obligation to invest amounts corresponding to Deferred Amounts (including, without limitation, in investment vehicles corresponding to the Investment Alternatives selected by the Participant). The Participant may change the deemed allocation of his or her Account Value among the Investment Alternatives then available under the Program by utilizing the web based administration program provided by the administrator.  In the event that the Participant’s employment with the Company or any Subsidiary or affiliate thereof terminates for any reason, then following such termination of employment the Participant will continue to have the right to change the deemed allocation of his or her Account Value among the Investment Alternatives.

(c)               Determination of Account Value.  The Company and/or their administrator will calculate the Account Value based on the Participant’s Deferred Amounts and his or her then effective elections with respect to deemed allocation of the Account among the available Investment Performance Alternatives on a daily basis during the next business day.  The Company and/or their administrator will furnish the Participant with access to a website where current account values can be viewed.  The Account Value reflected will be based on the best information available to the Company and/or their administrator as of the end of the period.

(d)              Company’s Right to Change Investment Performance Alternatives.  The Company may, from time to time and in its sole discretion, change the Investment Performance Alternatives available under the Program, and nothing in this Agreement shall be construed to confer on the Participant the right to continue to have any particular Investment Performance Alternative available for purposes of measuring the value of his Account.

4.                                      Termination of Employment Prior to the Benefit Election Date on your 2005 Benefit Commencement Election Form.

(a)               Termination other than retirement.  If the Participant’s employment with the Company or any Subsidiary or affiliate thereof terminates for any reason other than retirement, death or total disability prior to the year selected on the 2005 Benefit Commencement Election Form, then during the following year of such termination of employment the Participant will be entitled to a lump sum payment of his or her account and such payment shall be an amount equal to the Account Value, determined on or around May 31st of such year.  Following such payment neither the Participant nor any Beneficiary of the Participant will have any further rights under this Agreement.

5.                Disability.

Anything in this Agreement to the contrary notwithstanding, in the event of the Participant’s Total Disability (whether or not his or her employment terminates), the Participant will be entitled to receive benefits in accordance with the Benefit Commencement Election Form.

6.                Manner of Payment.

(a)               U.S. Dollars.  All payments to the Participant under the Program will be in U.S. dollars.  The Participant will have no right to any other form of payment.

(b)              Benefit Commencement Election.  The Participant will make a Benefit Commencement Election specifying (i) a date for commencement of the distribution of the Account Value and (ii) the payment method, as described in subsection (d) below, that the Participant elects for such distribution.  The Benefit Commencement Election will be irrevocable and must be completed at time of deferral.  If at a later date Participant wishes to amend the Benefit Commencement Election Form, the amendment must take place at least twelve (12) months from the last amendment or deferral and effect benefits scheduled for at least twelve (12) months later than the date of the amendment – and the benefits must be received no sooner than five (5) years later than they would have otherwise been received prior to the amendment.

(c)               Payment Options.  In the Distribution Election the Participant will elect to have the Account Value distributed pursuant to one of the following installment payment methods:

(i)                                     Lump sum; or

(ii)                                  Annual installments of between two and 20 years.

The amount of each annual installment will equal “(1/A) x B”, where “A” equals the number of annual installments remaining to be made (including the installment with respect to which the calculation is made) and “B” equals the Account Value as of the date the amount of such installment is determined.

(d)              No Withdrawals or Loans.  Prior to the commencement of distributions, the Participant will have no rights under the Program or this Agreement to make withdrawals from the Account for any reason other than Section 6(f) below.  In no event will the Participant be entitled to receive loans from the Company based upon the Account Value.

(e)               Unforeseen Emergency.  If you have a severe financial hardship resulting from illness or accident to you, your spouse, or a dependent, or loss of property due to casualty or other similar extraordinary unforeseeable circumstances arising as a result of events beyond your control you may apply to the Company for a distribution.  However, the amount of the distribution may not exceed the amount necessary to satisfy the emergency including taxes on the distribution.

7.                Death.

If the Participant dies before the commencement of benefit payments, the Account Value as of the date of death will be paid in a lump sum to the Participant’s Beneficiaries as soon as practicable following the date of death or on or around the next May 31st at the discretion of the Company.  If the Participant dies following payment of the first installment payment, the remaining account balance will be paid to the Participant’s Beneficiary continued in installments.

8.                Termination and Amendment.

The Company may alter, amend, modify, suspend or terminate the Program, in whole or in part as to some or all participants in the Program, at any time in its discretion.  No further deferrals will be permitted after the effective date of such termination.  If the Plan were to be terminated benefits would still be paid in accordance with the 2005 Benefit Commencement Election Form.

9.                Program Unfunded.

The Program is unfunded.  The Account represents at all times an unfunded and unsecured contractual obligation of the Company.  The Participant and each of his Beneficiaries will be unsecured creditors of the Company with respect to all obligations owed to any of them under this Agreement or otherwise under the Program.  Amounts payable under the Program and this Agreement will be satisfied solely out of the general assets of the Company subject to the claims of its creditors.

10.              No Investment Obligation.

The Participant acknowledges and agrees that the Company has no obligation to invest amounts corresponding to Deferred Amounts in investment vehicles corresponding to the Investment Alternatives selected by the Participant for purposes of determining the Account Value of his or her Account.  The Participant further acknowledges and agrees that if the Company, in its sole discretion, elects to invest amounts corresponding to Deferred Amounts in any such investment vehicles, the Participant will have no right or interest in any such investment vehicle by virtue of this Agreement.

11.              General Terms.

(a)               Administration.  The Program is administered by the Company or such other individual or firm as the Company may from time to time appoint to administer the Program.  Neither the Company nor such other individual the Company may appoint to administer the Program shall be liable to the Participant for any action or determination.

(b)              No Right to Continued Employment or Participation.  Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Participant any right to be retained in the employ of the Company or any subsidiary or other affiliate or to create or confer on the Participant any right to participate in the Program, or in any similar program that may be established by the Company, in respect of any future Deferral.

(c)               Tax Advice.  The Participant acknowledges that he or she has been advised by the Company to consult with his or her tax and other financial advisors prior to making the Deferral Election.  The Company makes no representations or warranties concerning the tax or other financial consequences of the Participant’s Deferral Election or any payments provided for under this Agreement.

(d)              Taxes and Withholding.  As a condition to any payment or distribution pursuant to this Agreement, the Company may require the Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant hereunder.  In the discretion of the Company, the Company may deduct or withhold such sum from any payment or distribution to the Participant.

(e)               Governing Law.  This Agreement and the legal relations between the parties shall be construed in accordance with and governed by the laws of the State of New Jersey.

(f)               Construction.  The headings in this Agreement have been inserted for convenience of reference only and are to be ignored in any construction of any provision hereof.  If a provision of this Agreement is not valid or enforceable, that fact shall in no way affect the validity or enforceability of any other provision.  Use of one gender includes the other, and the singular and plural include each other.

(g)              Successors.  The provisions of this Agreement shall be binding on the Participant and his or her heirs and legal representatives and upon the Company and its successors and assigns.  The Participant’s rights hereunder (including without limitation the right to receive payments as provided herein) may not be assigned.

(h)              Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if signatures thereto and hereto were upon the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Agreement as of this       day of                   , 2005.

JACKSON HEWITT TAX SERVICE INC.

By:
Name:
Title:

PARTICPANT

Name:
SS #: